Exhibit 5.1

[LETTERHEAD OF PROFORMANCE INSURANCE COMPANY]

October 3, 2005

National Atlantic Holdings Corporation
4 Paragon Way
Freehold, New Jersey 07728

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     National Atlantic Holdings Corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended, of 1,000,000 common shares, no par value per share (the “Shares”), of the Company, to be issued from time to time pursuant to the terms of the National Atlantic Holdings Corporation 2004 Stock and Incentive Plan (the “Plan”).

     I have examined and am familiar with the originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and such other instruments as I have deemed necessary or appropriate as a basis for the opinions expressed below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as conformed or photostat copies and the authenticity of the originals of such copies.

     Based on the foregoing, I am of the opinion that:

     1. The Company is a duly organized and validly existing corporation under the laws of the State of New Jersey; and

     2. The issuance of the Shares has been duly authorized and when the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

     I am a member of the bar of the State of New Jersey, and the opinions expressed herein are limited to the laws of the State of New Jersey. I do not express any opinion as to the laws, or to matters governed by law, of any other jurisdiction. The opinions expressed herein are based upon the law and circumstances as they are in effect or exist on the date hereof, and I assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretations thereof or with respect to circumstances or events that may occur subsequent to the date hereof.

Very truly yours,

/s/ Patricia M. Forsyth

Patricia M. Forsyth